EXHIBIT 21

                             PARLEX CORPORATION

                           Listing of Subsidiaries


            Parlex International Corp.
            Incorporated - St. Thomas, U.S. Virgin Islands
            Organized as a Foreign Sales Corporation
            January 8, 1985

            Parlex (Shanghai) Circuit Co., Ltd.
            Incorporated in Shanghai, China
            Date of Incorporation - May 29, 1995

            Parlex Dynaflex Corporation
            Date of Incorporation in California - April 22, 1999